EXHIBIT 10.67

January 24, 2013
Mr. Marc E. Chardon
Elliott Street
Charleston, SC 29401
Dear Marc:
Reference is made to the Amended and Restated Employment and Noncompetition Agreement, as amended to date (the “Agreement”), between you and Blackbaud, Inc. (the “Company”).
1.    As we have discussed, the Board is beginning a search for your successor as President and Chief Executive Officer of the Company, to lead the Company during the next phase of its growth and development. The Board anticipates that your successor will be appointed by the Company during 2013 and that your employment with the Company will terminate on the earlier of (i) the date when your successor takes office, or (ii) December 31, 2013. Assuming you do not resign your employment before the relevant date and that the Company does not have Cause to terminate your employment prior to such date, your employment will be deemed to have been terminated by the Company without Cause under the Agreement on the date your employment terminates.
2.    The first sentence of the third paragraph of Section 8 of the Separation Agreement and Release of Claims in Exhibit C of the Agreement is hereby amended by deleting said sentence in its entirety and replacing it with the following:
Employee expressly waives all claims against Blackbaud (to the extent provided herein), including those which he does not know or suspect to exist in his favor as of the date of this Agreement.
3.    Subject to the requirements of Section 21(d) of the Agreement, the Company shall pay Executive’s attorneys directly for Executive’s legal expenses (up to a maximum of $15,000) incurred in connection with the matters discussed above. Such payment shall be made by the Company no later than fifteen (15) days after the receipt by the Company of an invoice for such legal expenses.
4.    Capitalized terms used in this letter that are not defined herein shall have the respective meanings ascribed thereto in the Agreement.

EXHIBIT 10.67

5.    Except as set forth in this letter, the parties confirm and ratify all other terms and conditions of the Agreement and the same shall remain in full force and effect.
6.    This letter may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall be construed as a single instrument.
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Please sign one copy of this letter in the space provided for that purpose, whereupon this letter will constitute a binding agreement between you and the Company.
Very truly yours,

/s/ Jon W. Olson
Jon W. Olson
Vice President & General Counsel

Agreed.

/s/ Marc E. Chardon
Marc E. Chardon